EXHIBIT 4(f)(14)


        THIRTEENTH AMENDMENT TO LOAN AGREEMENT


         THIS THIRTEENTH AMENDMENT TO LOAN AGREEMENT, dated as of April 28, 1995, (the "Amendment") is made to the Loan Agreement dated as of October 29, 1990, as amended by a First Amendment to Loan Agreement, dated March 14, 1991, as amended by a Second Amendment to Loan Agreement, dated March 28, 1991, as amended by a Third Amendment to Loan Agreement, dated May 29, 1991, as amended by a Fourth Amendment to Loan Agreement, dated as of June 14, 1991, as amended by a Fifth Amendment to Loan Agreement, dated as of January 28, 1992, as amended by a Sixth Amendment to Loan Agreement, dated as of November 4, 1992, as amended by a Seventh Amendment to Loan Agreement, dated as of December 22, 1992, as amended by an Eighth Amendment to Loan Agreement, dated as of August 24, 1993, as amended by a Ninth Amendment to Loan Agreement, dated as of October 29, 1993, as amended by a Tenth Amendment to Loan Agreement, dated as of April 28, 1994, as amended by an Eleventh Amendment to Loan Agreement dated as of October 28, 1994, as amended by a Twelfth Amendment to Loan Agreement dated as of January 27, 1995, between TEXFI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK, N.A. (CAROLINAS), (formerly known as NationsBank of North Carolina, N.A.) a national association, acting as agent for the Lenders (as described in the Loan Agreement, as defined below) (the "Agent") and the Lenders.

                                RECITALS

         A. The Borrower and the Agent entered into a Loan Agreement dated as of October 29, 1990, pursuant to which the lenders, as defined in the Loan Agreement, extended a $25,000,000 Term loan and a $15,000,000 Revolving Line of Credit to the Borrower, which agreement was amended by the First Amendment to Loan Agreement, dated March 14, 1991, by a Second Amendment to Loan Agreement, dated March 28, 1991, by a Third Amendment to Loan Agreement, dated May 29, 1991, by a Fourth Amendment to Loan Agreement , dated as of June 14, 1991, by a Fifth Amendment to Loan Agreement, dated as of January 28, 1992, by Sixth Amendment to Loan Agreement, dated as of November 4, 1992, by a Seventh Amendment to Loan Agreement, dated as of December 22, 1992, by an Eighth Amendment to Loan Agreement, dated as of August 24, 1993, by a Ninth Amendment to Loan Agreement, dated as of October 29, 1993, by a Tenth Amendment to

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Loan Agreement, dated as of April 28, 1994, by an Eleventh
Amendment to Loan Agreement, dated as of October 28, 1994, and by a Twelfth Amendment to Loan Agreement dated as of January 27, 1995, (as further amended, modified, restated or supplemented from time to time, the "Loan Agreement"). All capitalized terms not otherwise defined in this Amendment shall have the meaning assigned to them in the Loan Agreement.

         B. In connection with the Second Amendment, the Subsidiary Equipment security Agreements were executed and delivered. In connection with the Third Amendment, the Assignments of Factor Receivables and the Subsidiary Security Agreements were terminated and two of the Deeds of Trust and Assignments of Leases, Rents and Profits were executed and delivered. Pursuant to the Seventh Amendment, the schedule for repayment of the Term Loans were revised and the schedule for repayment of the Revolving Credit Notes were revised to convert the Revolving Line of Credit into a term loan payable in installments commencing on July 31, 1993 and ending on October 31, 1997. Pursuant to the Tenth Amendment and Twelfth Amendment, the schedule for repayment of the loans and certain financial covenants contained in Article IX of the Loan Agreement were revised. The other amendments to the Loan Agreement revised certain financial covenants contained in Article IX of the Loan Agreement.

         C. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement further in accordance with the terms hereof, in order to revise the repayment schedule for the principal of the Term Loans and to revise certain definitions and certain financial covenants contained in the Loan Agreement.

         NOW, THEREFORE, for good and valuable consideration, the
receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent, for themselves, their successors and assigns, agree as follows:
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                               ARTICLE 1

                               AMENDMENTS

    The Loan Agreement is hereby amended as follows:

         1.1 Additional Definitions. Section 1.1 of the Loan Agreement by adding the following definitions of "Net Income" and "Quarterly Coverage Ratio" to Section 1.1:

             "Net Income" shall mean, for any period, the consolidated net income (loss) of the Borrower and its Subsidiaries for such period, as determined in accordance with Generally Accepted Accounting Principals.

             "Quarterly Coverage Ratio" for any fiscal quarter of the Borrower and its Subsidiaries, on a consolidated basis, shall mean the ratio of Earnings Before Depreciation Interest and Taxes with respect to such fiscal quarter less Capital Expenditures during such fiscal quarter, to the sum of (i) Interest Expense during such fiscal quarter plus (ii) dividends paid by the Borrower during such fiscal quarter, plus (iii) one-fourth of the current maturities of Indebtedness at the end of such fiscal quarter, all calculated in accordance with Generally Accepted Accounting Principles.

         1.2  Revision of Definitions.  Section 1.1 of the Loan
Agreement by deleting the definitions of "Coverage Ratio" and "Working Capital" in their entirety and substituting the following definitions therefor:

             "Four Quarter Coverage Ratio" for the Borrower and its Subsidiaries, on a consolidated basis, shall mean the ratio of Earnings Before Depreciation Interest and Taxes less Capital Expenditures, to the sum of (i) Interest Expense plus (ii) dividends paid by the Borrower during such period, plus (iii) current maturities of Indebtedness, all calculated in accordance with Generally Accepted Accounting Principles, and determined at the end of each fiscal quarter for the four consecutive quarters immediately prior to such date.
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             "Working Capital" shall mean at any time (i) Current
Assets minus (ii) Current Liabilities less current maturities     of
Indebtedness.


         1.3  Repayment of Term Loan.  Section 2.3(a) of the Loan
Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

             2.3 Repayment of Term Loans. (a) Subject to Section 2.5 below and in accordance with Section 4.15, the aggregate principal amount of the Term Loans shall be due and payable and shall be repaid by the Borrower in monthly installments as follows commencing with February 28, 1995:

                  Payment Date                  Payment

                  March 31, 1995                $        0
                  April 30, 1995                $  750,000
                  May 31, 1995                  $  350,000
                  June 30, 1995                 $  350,000
                  July 31, 1995                 $  350,000
                  August 31, 1995               $  350,000
                  September 30, 1995            $  350,000
                  October 31, 1995              $  350,000
                  November 30, 1995             $  600,000
                  December 31, 1995             $  600,000
                  January 31, 1996              $  600,000
                  February 28, 1996             $  600,000
                  March 31, 1996                $  600,000
                  April 30, 1996                $  600,000
                  May 31, 1996                  $  600,000
                  June 30, 1996                 $  600,000
                  July 31, 1996                 $  600,000
                  August 31, 1996               $  600,000
                  September 30, 1996            $  600,000
                  October 31, 1996              $  600,000
                  November 30, 1996             $  600,000
                  December 31, 1996             $  600,000
                  January 31, 1997              $  750,000

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                  February 28, 1997             $  750,000
                  March 31, 1997                $  750,000
                  April 30, 1997                $  750,000
                  May 31, 1997                  $  750,000
                  June 30, 1997                 $  750,000
                  July 31, 1997                 $  750,000
                  August 31, 1997               $  750,000
                  September 30, 1997            $  750,000
                  October 31, 1997              $2,848,000

         1.4 Revised Covenants. Section IX of the Loan Agreement is amended by deleting subparagraphs 9.4, 9.9, 9.10, 9.11, 9.13 and 9.14 in their entirety and substituting the following new subparagraphs therefor:

             9.4 Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including without limitation the Stock of any Subsidiary, Collateral or the Realty, except for (a) sales in the ordinary course of business, (b) the trade-in or sales of personal property that is (i) no longer useful or no longer used in the business, (ii) physically or economically obsolete, or (iii) replaced by property having an equal or greater value; and (c) other sales which, in the aggregate, based on the dispositions of proceeds received, do not exceed during any fiscal year $5,000,000. The proceeds from the sale, lease, transfer or other disposition of Collateral by the Borrower prior to November 30, 1995 permitted by the Agent pursuant to this Agreement ("Sale Proceeds") shall be applied to repayment of the Term Loan by the Agent as follows: (i) Sale Proceeds of more than $100,000 up to an aggregate amount of $1,200,000 shall be applied in $100,000 increments to the extent of such Sale Proceeds to reduce the installments of principal due under
         Section 2.3 hereof from November 30, 1995 through October 31, 1996 from $600,000 to $500,000 each beginning with the installment due on November 30, 1995 and (ii) Sale Proceeds in increments of less than $100,000 or in excess of an aggregate of $1,200,000 shall be applied to the final payment of principal due under Section 2.3 hereof on October 31, 1997.

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             9.9  Net Worth.  Permit Tangible Net Worth to be less than the following amounts for the date indicated (such compliance to be calculated as of the end of the each fiscal quarter of the Borrower):

             Applicable Date or Period          Tangible Net Worth

             At the end of the second quarter
             of Borrower's 1995 fiscal year     $2,200,000

             At the end of the third quarter
             of Borrower's 1995 fiscal year     $2,400,000

             At the end of the fourth quarter
             of Borrower's 1995 fiscal year     $4,000,000

             At the end of the first
             quarter of Borrower's 1996
             fiscal year                        The greater of (i)
                                                $4,000,000 or (ii),
                                                $4,000,000 plus 50% of
                                                Net Income for the first
                                                quarter of Borrower's
                                                1996 fiscal year

             At the end of the second quarter
             of Borrower's 1996 fiscal year     The greater of (i) $4,000,000 or
                                                (ii), $4,000,000 plus 50% of Net
                                                Income for the first and second
                                                quarters of Borrower's 1996
                                                fiscal year

             At the end of the third quarter
             of Borrower's 1996 fiscal year     The greater of (i)
                                                $4,000,000 or (ii),
                                                $4,000,000 plus 50% of Net
                                                Income for the first, second
                                                and third

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                                                quarters of
                                                Borrower's 1996 fiscal
                                                year

             At the end of the fourth quarter
             of Borrower's 1996 fiscal year     The greater of (i) $8,000,000
                                                or (ii), $4,000,000 plus 50%
                                                of Net Income for Borrower's
                                                1996 fiscal year


             At the end of the first quarter
             of Borrower's 1997 fiscal year     The greater of (i) $8,000,000
                                                or (ii), $8,000,000 plus 50%
                                                of NetIncome for the first
                                                quarter of Borrower's 1997
                                                fiscal year


             At the end of the second quarter
             of Borrower's 1997 fiscal year     The greater of (i) $8,000,000
                                                or (ii), $8,000,000 plus 50%
                                                of Net Income for the first
                                                and second quarters of
                                                Borrower's 1997 fiscal year

             At the end of the third quarter
             of Borrower's 1997 fiscal year     The greater of (i) $8,000,000
                                                or (ii), $8,000,000 plus 50%
                                                of Net Income for the first,
                                                second and third quarters of
                                                Borrower's 1997 fiscal year

             At the end of fourth quarter
             of Borrower's 1997 fiscal year     The greater of (i)

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                                                 $8,000,000 or (ii),
                                                 $8,000,000 plus 50% of Net
                                                 Income for Borrower's 1997
                                                 fiscal year

             9.10 Debt to Equity Ratio. Permit the ratio of Senior Liabilities to Tangible Net Worth plus Subordinated Debt and Preferred Stock at the end of any fiscal quarter of the Borrower to be greater than 1.50 during the term of this Agreement.

             9.11 Coverage Ratio. Permit (a) the Quarterly Coverage Ratio to be less than (i) 1.0 to 1 at the end the third quarter of the Borrower's 1995 fiscal year, (ii) 1.0 to 1 at the end the fourth quarter of the Borrower's 1995 fiscal year, (iii)
         0.7 to 1 at the end the first quarter of the Borrower's 1996 fiscal year and (iv) 1.0 to 1 at the end the second quarter of the Borrower's 1996 fiscal year and (b) the Four Quarter Coverage Ratio the be less than (i) 1.0 to 1 at the end the third quarter of the Borrower's 1996 fiscal year, (ii) 0.9 to 1 at the end the fourth quarter of the Borrower's 1996 fiscal year and (iii) 1.0 to 1 at the end of any fiscal quarter of the Borrower thereafter.

             9.13 Working Capital. Permit Working Capital to be less than the following amounts for the date or period indicated (such compliance to be calculated as of the end of the each fiscal quarter of the Borrower):

             Applicable Date or Period          Working Capital

             At the end of the second quarter
             of Borrower's 1995 fiscal year     $10,800,000

             At the end of the third quarter
             of Borrower's 1995 fiscal year     $11,000,000

             At the end of the fourth quarter
             of Borrower's 1995 fiscal year     $12,000,000

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             At the end of the first quarter
             of Borrower's 1996 fiscal year
             and at the end of each fiscal
             quarter thereafter                 $13,000,000

             9.14 Current Ratio. Permit the ratio of Current Assets (including factor receivables) to the sum of Current Liabilities and Factor Advances (to the extent not already included in Current Liabilities) at the end of any fiscal quarter of the Borrower to be less than: (i) 1.0 to 1 at the end of the second quarter of the Borrower's 1995 fiscal year and thereafter through and including the end of the fourth quarter of the Borrower's 1996 fiscal year, and (ii) 1.05 to 1 at the end of each fiscal quarter thereafter.

                               ARTICLE 2

                                GENERAL

         2.1 Full Force and Effect. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, "hereinafter," "hereto," "hereof" and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

         2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina.

         2.3 Counterparts, Terms. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         2.4 Fees and Expenses. The Borrower agrees to pay to the Agent upon the execution hereof an amendment fee in the amount of $25,000 and all reasonable out-of-pocket expenses incurred by the

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Agent in connection with the preparation, execution and delivery of this
Amendment, including, without limitation, all fees and disbursements of Agent's counsel.

         2.5 Headings. The headings of this Amendment are for the purposes of reference only and shall not effect the construction of the Amendment.

         2.6 Valid Agreement. The parties acknowledge that this Amendment complies in all respects with Section 15.7 of the Loan
Agreement, which sets forth the requirements for amendments thereto.

         IN WITNESS WHEREOF, the Borrower and the Agent have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                                      TEXFI INDUSTRIES, INC.



[CORPORATE SEAL]                 By:
ATTEST:                               Dane L. Vincent
                                           Vice President Finance and
                                           Treasurer

Assistant Secretary

                                      NATIONSBANK, N.A. (CAROLINAS),
                                      as Agent



                                      By:

                                      Title:
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